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                                       October 30, 1997

First Interstate BancSystem, Inc.
401 North 31st Street
Billings, Montana 59116

     Attn. The Board of Directors

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 filed by First Interstate BancSystem, Inc. ("First Interstate") and FIB Capital Trust ("FIB Capital") with the Securities and Exchange Commission on October 14, 1997 (Registration No. 333-37847), Amendment No. 1 thereto filed on October 24, 1997 and Amendment No. 2 thereto to be filed on October 31, 1997 (as so amended, the "Registration Statement") relating to the public offering of the securities covered by the Registration Statement, including the Guarantee, Junior Subordinated Debentures and the Trust Preferred Securities.

     As counsel to First Interstate in connection with this transaction, we have examined such corporate documents and records as we have deemed necessary or advisable for the purposes of this opinion. Based on these examinations, it is our opinion that the Guarantee, when executed and delivered as contemplated by the Registration Statement, and the Junior Subordinated Debentures, when issued and paid for as contemplated by the Registration Statement, will be validly issued obligations of First Interstate enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

     Capitalized terms used herein have the meanings ascribed to such terms in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name as it appears in the Registration Statement, including the Prospectus constituting a part thereof. This opinion is furnished to First Interstate in connection with the registration of the Guarantee and the Junior Subordinated Debentures, is solely for the benefit of First Interstate and may not be relied upon by, nor copies delivered to, any other person without our prior written consent.

                                       Very truly yours,

                                       /s/ Holland & Hart LLP